Exhibit 23.3

                          Independent Auditor's Consent

The Board of Directors
American International Petroleum Corporation:

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, and the accompanying Prospectus, of our report dated April 9, 1997, appearing on page F-1 of American International Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in the Prospectus filed herewith.


/S/HEIN & ASSOCIATES LLP

HEIN & ASSOCIATES LLP
Houston, Texas
August 19, 1997


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